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                          AMBASSADOR APARTMENTS, INC.

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
       THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 1998.

     The undersigned hereby appoints David M. Glickman, Debra A. Cafaro and Richard F. Levy, or any of them, with individual power of substitution, proxies to vote all shares of Common Stock of Ambassador Apartments, Inc. (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held in Chicago, Illinois, at 9:00 a.m. Chicago time, on April 30, 1998 and at any adjournment thereof, as designated on the reverse side of this proxy card, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. You are encouraged to specify your choice by marking the appropriate box on the reverse side. If you do not mark any box, your proxy will be voted in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the related Proxy Statement and Prospectus (with all annexes and enclosures) dated March 31, 1998.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR authority to vote for the proposal and if any other matters should properly come before the Special Meeting, such shares will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT
                                  THE MERGER.

                                                                FOR    AGAINST    ABSTAIN
Proposal to approve and adopt the Agreement and Plan of
  Merger dated as of December 23, 1997 between Ambassador
  Apartments, Inc. and Apartment Investment and Management
  Company, as supplemented by letter dated as of March 11,
  1998, and the transactions contemplated thereby               [ ]      [ ]        [ ]

Please check this box if you plan to attend the Special Meeting [ ]

SIGNATURE(S)
------------------------------------------------------------ DATE
---------------------------

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title. In order to insure that your shares will be represented at the Special Meeting of Stockholders, please sign, date and return this proxy promptly in the enclosed business reply envelope. If you do attend the meeting, you may, if you wish, withdraw your proxy and vote in person.